NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE
IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT OF EVEN DATE (THE "SUBSCRIPTION AGREEMENT").

       12% Three-Year Convertible Secured Subordinated Promissory Note
                            Due February 19, 2002

                                                        February   19, 1999

$_______


      The Widecom Group Inc., a corporation formed under the laws of the province of Ontario, Canada (hereinafter called the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns (the "Payee"), on the 19th day of February, 2002, or sooner set forth in paragraph 3(a) herein (the "Due Date") the principal amount of_______________ on the Due Date. Interest on the unpaid portion of said principal amount shall be payable from the date hereof at the rate of 12% per annum and be payable quarterly (computed on the basis of a 360 day year of twelve 30 day months) commencing on June 30, 1999 and thereafter on September 30, and December 31, and March 31, of each year until the Due Date. Both the principal hereof and interest hereon are payable at the principal office of the Company in Ontario, Canada in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      1. Authorized Issue. This Note is one of a duly authorized issue of 12% Three-Year Convertible Secured Subordinated Promissory Notes due February 19, 2002 (herein called the "Notes") made or to be made by the Company in aggregate amount of up to $1,500,000 in original authorized principal amount, similar in terms except for dates, principal amounts and named payees, offered by the Company in a private placement of securities (the "Offering") pursuant to an Offering Memorandum dated November 12, 1998, as supplemented (the "Memorandum"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Memorandum.

      2.  Conversion.
          -----------

      (a) Unless redeemed as provided in Paragraph 3(a), up to one half of the unpaid principal amount of this Note may, at the election of the holder, be converted into shares of Common Stock, at any time during the 30 day period commencing 180 days following the Initial Closing Date and the balance of the Note at any time 360 days after the Initial Closing Date, provided, however, the Notes may be converted in full at the option of the holder at any time following the receipt of the Notice of Redemption by the Company. The principal amount of the Note may be converted at the Conversion Price of $4.00, subject to adjustment in certain circumstances to prevent dilution. No fractional shares will be issued and a cash adjustment will be made in lieu thereof. No adjustment for interest will be made on conversion of any Note. Accordingly, accrued interest will not be paid on a
Note if it is converted between an interest payment date and the next record date for interest payments. However, any unpaid interest accruing prior to the interest payment due immediately preceding the conversion will be paid by the Company. A holder who converts his Note will be deemed to have waived as of the date of conversion, any default existing under the Note prior to conversion except the payment of accrued interest.

      (b) (i) Any Note may be converted in full or in part by the holder thereof by surrender of such Note with the notice of conversion thereon duly executed by such holder (specifying the portion of the principal amount thereof to be converted in the case of a partial conversion) to the Company at its principal office. Upon any partial conversion of a Note, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Note or Notes in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note shall have been so surrendered to the Company or such agency; and at such time the rights of the holder of such Note as such shall, to the extent of the principal amount thereof, and accrued interest thereon, converted, cease, and the person or persons in whose name or names any certificate or certificates for Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

            (ii) No payment or adjustment of dividends shall be made upon the conversion of any Note or Notes.

      (c) As promptly as practicable after the conversion of any Note in full or in part, and in any event within 15 calendar days thereafter, the Company at its expense (including the payment by it or any applicable issue taxes) will issue and deliver to the holder of such Note, or as such holder (upon payment of such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Shares issuable upon such conversion, plus, in lieu of any fractional Shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the market value determined in good faith by the Board of Directors of the Company of one full share as of the close of business on the date of such conversion.

      (d)   Adjustments to Conversion Price and Number of Securities.

            (i) In case at any time or from time to time, the Company shall subdivide as a whole, split its Common Stock or issue a dividend payable in Shares or otherwise, the number of Shares then outstanding into a greater or lesser number of Shares, the Conversion Price then in effect shall be increased or reduced proportionately, and the number of Shares issuable upon conversion of this Note shall accordingly be increased or reduced proportionately.

            (ii) In case of any reclassification or change of outstanding Shares issuable upon conversion of this Note (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares, other than a change in number of the Shares issuable upon conversion of the Note) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of Shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of Shares of the Company for which the Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Paragraph 2 shall similarly apply to successive reclassifications and changes of Share sand to successive consolidations, mergers, sales or conveyances.

      (e) The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Notes, all Shares from time to time issuable upon the conversion of the Notes. All Shares issuable upon conversion of the Notes shall be duly authorized and, when issued, validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

      3.  Redemption.
          -----------

            (a) Subject to the provisions of paragraph 3(e) hereof, the Notes are redeemable, in whole or in part, at the option of the Company provided that: (i) the Shares underlying the Notes are registered for resale under the Act; (ii) during the 20 consecutive trading days ending within 10 days of the date of the written Notice of Redemption (as defined below), the closing bid price of the Common Stock is not less than 150% of the Conversion Price, and (iii) the trading volume of the Common Stock is not
less than 30,000 Shares per day.   The redemption price shall be equal to
the principal amount of the Note then outstanding plus all accrued and unpaid interest (the "Redemption Price"). No such notice will be given until there is a current Registration Statement and a prospectus on file with the Securities and Exchange Commission at the time such notice is given to the Note holders.

            (b) If the conditions set forth in Section 3(a) are met, and the Company desires to exercise its right to redeem the Notes, it shall mail a notice of redemption ("Notice of Redemption") to each of the Note holders to be redeemed, first class, postage prepaid, not later than the 45th day before the date fixed for redemption, at their last address as it appears on the records maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Note holder receives such Notice of Redemption.

            (c) The Notice of Redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Notes shall be delivered and the redemption price paid, and (iv) that the right to convert the Note shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Note shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Note holder (a) to whom notice was not mailed or (b) whose notice was defective and then only to the extent that the Note holder is prejudiced thereby. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (d) Any right to convert a Note shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Note holders shall have no further rights except to receive, upon surrender of the Note, the Redemption Price.

            (e) From and after the Redemption Date specified for, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Note holder thereof of one or more Notes evidencing the Notes to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Note. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Notes called for redemption, such Notes shall expire and become void and all rights hereunder and under the Notes, except the right to receive payment of the Redemption Price, shall cease.

      4. Restrictions on Transfer. (a)(i) Unless a Registration Statement with respect thereto under the Securities Act is at the time in effect, this Note or the Shares into which the Note may be converted shall not be transferred (such term to include any disposition which would constitute a sale within the meaning of the Securities Act), except upon compliance with the conditions specified in this subsection 4(a) and unless such Registration Statement with respect to this Note or the Shares has been filed and is declared effective. The Company may issue or cause to be issued stop orders preventing any transfer that the Company believes to be in violation of applicable securities laws.

            (ii) The holder of this Note by the acceptance thereof agrees, prior to any transfer or attempted transfer of this Note, that it shall not transfer this Note unless a Registration Statement under the Securities Act is in effect with respect to such transfer or, prior to such transfer, it shall have delivered to the Company an opinion of counsel experienced in Securities Act matters reasonably acceptable to the Company and counsel to the Company in a form reasonably acceptable to the Company, or a "no action" letter from the Securities and Exchange Commission, to the effect that the proposed transfer may be effected without registration under the Securities Act. The legend set forth on the facing page of this Note shall be removed from any such Note to be disposed of in accordance with this clause (ii) unless, in the opinion of counsel for the Company, such legend is required by the applicable provisions of the Securities Act.

      (b) The holder of this Note and/or the Shares issuable upon conversion of this Note have certain registration rights as provided in the Subscription Agreement of even date herewith.

      5. Transfer and Exchange. Provided the Note holder otherwise complies with the restrictions in paragraph 4 hereof, this Note is transferable on the note register of the Company at the expense of the Company (except for any stamp tax or other governmental charge with respect to any transfer) upon surrender of this Note for transfer at the principal office of the Company, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder of this Note or his attorney duly authorized in writing, and thereupon one or more new Notes, each in the denominations of $10,000 or an integral multiples thereof and for the same aggregate principal amount as the Note surrendered, and dated the date to which interest has been paid on the Notes, will be issued to the designated transferee or transferees. This Note is exchangeable for a like aggregate principal amount of Notes of different denominations, as requested by the holder or his attorney surrendering the same.

      The Company and its agents may treat the holder of this Note as the owner for purposes of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      Any new Note or Notes to be delivered to the Note holder or upon the Note holder's order, pursuant to this Section 5, in substitution for or in lieu of any Note held by the Note holder, will be delivered to the Note holder at his address as shown on the records of the Company, or at such other address as the Note holder may request, without any expense to Note holder in connection with such delivery and insured to the Note holders satisfaction.

      6.  Subordination of Indebtedness/Security Interest.
          ------------------------------------------------

            (a)  This Note is issued subject to the provisions of this
Section 6; and each person taking or holding this Note, accepts and agrees to be bound by these provisions.

            (b) This Note is an obligation of the Company fully subordinated to all "senior indebtedness" except to the extent of the Collateral (as defined in the Subscription Agreement). "Senior Indebtedness" is all indebtedness, liabilities and obligations of the Company for money borrowed from banks, savings and loan associations, the Small Business Administration and other financial institutions, and their affiliates, or any deferrals, renewals or extensions of any such senior indebtedness and notes or other instruments or evidences of indebtedness issued in respect of or in exchange for any such senior indebtedness or any funding to pay or replace any such senior indebtedness or credit, unless in the instrument creating or evidencing the same, or pursuant to which it is outstanding, it is provided that such indebtedness or such deferral, renewal or extension thereof is not senior in right of payment to this Note. No payment or distribution of any kind or character on account of principal, premium, if any, or interest on this Note shall be permitted during the continuance of any default in the payment of principal, premium, if any, or interest on any senior indebtedness.

      7.  Default.
          --------

      If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and the holder of any Note shall have given fifteen (15) days prior written notice to the Company by certified or registered mail, return receipt requested, and the Company shall not have cured the default within such period:

            (i) default in the due and punctual payment of the principal of, or interest on, any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

            (ii) breach by the Company of any covenant contained in this Note and/or any provision of the Subscription Agreement executed in connection with the sale and purchase of the Notes;

            (iii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

            (iv) an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent;

            (v) the Company petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets of the Company, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Company or a subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

            (vi) any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

            (vii) any order, judgment or decree is entered in any proceedings against the Company or any subsidiary decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;

            (viii) any order, judgment or decree is entered in any proceedings against the Company or any subsidiary decreeing a split-up of the Company which requires the divestiture of a substantial part of the consolidated assets of the Company and its subsidiaries, or the divestiture of the stock of a subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days, then and in each and every such case, so long as such Event of Default shall not have been remedied (i) the holder of any Note, by notice in writing to the Company, may declare the principal of this Note then outstanding and the interest accrued thereon if not already due and payable, to be due and payable immediately, or convertible pursuant to paragraph 2 hereof, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note contained to the contrary notwithstanding.

      8. Miscellaneous. (a) To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for principal or interest on the Notes.

      (b) Each Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Notes, or for the payment of the principal of, or premium, if any, or the interest on, a Note, or for any claim based on a Note, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Notes; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of capital stock not fully paid.

      (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of any such Note if mutilated, the Company will make and deliver a new Note of like tenor in lieu of any such Note so lost, stolen, destroyed or mutilated. Any new Note made and delivered in accordance with the provisions of this subsection 9(c) shall be dated as of the date from which unpaid interest has then accrued on the Note so lost, stolen, destroyed or mutilated.

      (d) No course of dealing between the Company and the holder of any Note or any delay on the part of the holder in exercising any rights under a Note shall operate as a waiver of any rights of any holder of the Note.

      (e) Any and all covenants or events of default under the Notes, except for the due and punctual payment of principal and interest, may be waived by the Holders of the majority in interest of the principal amount of outstanding Notes.

      10. Binding Effect. The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their successors and assigns.

      11. Amendment and Waiver. Except as otherwise provided herein, this Note may be amended, and the performance and observance of any term of this Note may be waived, with (and only with) the written consent of the Company and such Note purchaser as to whom performance is to be waived.

      12. Interest Rate. If any interest rate specified herein is held by applicable law to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

      13. Communications. All notices and other communications provided for hereunder or under the Notes shall be in writing, and, if to a Note holder, shall be delivered or mailed by registered mail addressed to the Note holder at the Note holders address as shown in the records of the Company in this Note hereto or to such other address as the Note holder may designate to the Company in writing and, if to the Company, shall be delivered or mailed by registered mail to the Company at 72 Devon Road, Unit #18, Brampton, Ontario, Canada, L6T 5B4, or to such other address as the Company may designate to the Note holder in writing.

      14. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

      15. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.


      IN WITNESS WHEREOF, THE WIDECOM GROUP INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated the date and year first above written.


                                         THE WIDECOM GROUP INC.


                                         By
                                            -------------------------
                                             RAJA S. TULI
                                             Chief Executive Officer

                              SUBSCRIPTION FORM

           To Be executed by the Registered Holder to Convert Note

      The undersigned Registered Note holder hereby irrevocably elects to convert $ ________ principal amount and accrued interest represented by this Note, and to purchase the Shares issuable upon the conversion of such Note, and requests that certificates for such Shares shall be issued in the name of:
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
                   (please print or type name and address)

      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
_________________________________________________________________

and be delivered to
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
                   (please print or type name and address)

and if the so amount converted shall not represent the entire unpaid principal amount due and owing on this Note, the Company shall deliver a new Note for the unpaid and unconverted principal amount of such surrendered Note registered in the name of, and delivered, to, the Note holder at the address stated below, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note.

Dated:________________________      X______________________________
                                                Signature

_________________________            ______________________________
Taxpayer Identification #

                                     ______________________________
                                                Address